FIRST AMENDMENT TO LETTER AGREEMENT

This First Amendment to the Letter Agreement dated November 22, 2006 between Searchlight Minerals Corp. (“SMC”), Verde River Iron Company, LLC (“VRIC”), Harry B. Crockett (“Crockett”) and Gerald A. Lembas (“Lembas”) (the "Letter Agreement") is made and entered into effective as of the 15th day of February, 2007, between SMC, VRIC, Crockett and Lembas.

WHEREAS:

A. SMC, VRIC, Crockett and Lembas entered into the Letter Agreement whereby SMC agreed to acquire Transylvania International, Inc. (“TI”), a wholly owned subsidiary of VRIC, upon the terms and conditions set forth in the Letter Agreement.

B. Pursuant to the terms of the Letter Agreement, VRIC was to retain the following assets (the “Assets”):

(i)	Several parcels of vacant land comprising approximately Six Hundred (600) acres, commonly described as Yavapai County Assessor Parcel Numbers:

400-01-007E
400-02-001
400-01-007F
400-05-017D
400-06-001Y
400-05-006A
400-06-002C
400-05-013F
400-05-013G
400-05-001E
400-05-001F

(ii)	A commercial building located at 919 Main Street, Clarkdale, commonly described as Yavapai County Assessor Parcel Number ###-##-####.

C. VRIC has now agreed to sell the Assets to SMC in consideration of which SMC has agreed to pay an additional $100,000 in cash to VRIC and to issue an additional 825,000 shares of the common stock of SMC to VRIC or VRIC’s nominees.

D. SMC, VRIC, Crockett and Lembas have agreed to amend the terms of the Letter Agreement on the terms and conditions set forth in this agreement.

NOW, THEREFORE, in consideration of covenants and agreements set out herein and for other good and valuable consideration, the parties agree to amend the terms of the Letter Agreement as follows:

1.	Definitions. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Letter Agreement.

2.	Amendment. The Letter Agreement is hereby amended as follows:

(i)	Section 3(a) of the Letter Agreement is replaced in its entirety with the following:

	“(a)	pay $10,100,000 in cash to VRIC; and”

(ii)	Section 3(b) of the Letter Agreement is replaced in its entirety with the following:

	“(b)	issue to VRIC or its designates 16,825,000 shares (the SMC Shares) of the common stock of SMC, subject to applicable exemptions; and.”

	(iii)	Section 7 of the Letter Agreement is deleted in its entirety; and

	(iv)	Schedule “B” of the Letter Agreement is deleted in its entirety.

3.	No Other Modification. The parties confirm that the terms, covenants and conditions of the Letter Agreement remain unchanged and in full force and effect, except as modified by this Agreement.

4.

Indemnity. VRIC, Crockett and Lembas shall indemnify, defend and hold harmless SMC and Clarkdale Minerals LLC (“SMC Sub”) from and against any and all costs, expenses, losses, damages and liabilities (including attorneys’ fees and expenses) incurred by SMC Sub or TI in respect of any federal, state, local, foreign and other taxes, charges, fees, duties, levies, penalties or other assessments, including, without limitation, income, gross receipts, excise, profits, value added, real and personal property, sales, use, transfer, severance, stamp, occupation or other taxes, imposed by any government authority and shall include any interest penalties or additions to tax attributable to any of the foregoing, whether disputed or not, owing or assessed in the future in respect of matters up to the date hereof. This Section 4 shall survive closing and the merger of TI with SMC Sub on February 15, 2007, with SMC Sub as the sole surviving corporation, and continue until the fourth anniversary of the closing.

5.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

6.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

SEARCHLIGHT MINERALS CORP

/s/ Ian McNeil
Per: Ian McNeil
President

VERDE RIVER IRON COMPANY, LLC.

/s/ Harry B. Crockett
Per: Harry B. Crockett
Manager

/s/ Harry B. Crockett	/s/ Gerald A. Lembas
Harry B. Crockett	Gerald A. Lembas